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                                                                  EXHIBIT NO. 21

                 SUBSIDIARIES OF THE STANDARD PRODUCTS COMPANY

     The following is a list of all subsidiaries of the Registrant as of June 30, 1997.

                                                                 JURISDICTION
                                                                   IN WHICH
                            NAME                                 INCORPORATED
                            ----                                 ------------
Admiral Retread Equipment, Inc..............................  Ohio
5 Rubber Corporation........................................  Pennsylvania
Holm Industries, Inc........................................  Indiana
Itatiaia Standard LTDA......................................  Brazil
Nisco Holding Company.......................................  Delaware
Nishikawa Standard Company..................................  (1)
Oliver Rubber Company.......................................  California
Standard Products Brasil Industria E Comercio LTDA..........  Brazil
SPB Comercio E Participoes LTDA.............................  Brazil
Standard Products Funding Corporation.......................  Delaware
Standard Products Industriel................................  France
Standard Products Limited...................................  United Kingdom
Standard Products (Canada) Limited..........................  Dominion of Canada
Standard Products International, Inc........................  Delaware
Standard Products de Mexico, S.A. de C.V....................  Mexico(2)
Stantech, Inc...............................................  Delaware
Westborn Service Center, Inc................................  Michigan
Union Trucking Company......................................  Michigan

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(1) A Delaware General Partnership of which the Registrant is a 50% partner.
    This entity is not a consolidated subsidiary.

(2) 70% owned by the Registrant.